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                                                                 Exhibit (23)(a)





                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ONEOK Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated October 14, 1994 refers to a change in the method of accounting for certain postemployment and postretirement benefit obligations.


                                                           KPMG PEAT MARWICK LLP

Tulsa, Oklahoma
March 30, 1995